UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES AND EXCHANGE ACT OF 1934

                                  May 15, 1998
                                (Date of report)




                             HomeSide Lending, Inc.
             (Exact name of registrant as specified in its charter)

Florida                              1-12979                       59-2725415
(State or other jurisdiction (Commission file number)          (I.R.S. Employer
       of incorporation)                                     Identification No.)



                   7301 Baymeadows Way, Jacksonville, FL 32256
               (Address of principal executive offices) (Zip Code)

                                (904) 281-3000
              (Registrant's telephone number, including area code)

Item 7.  Unaudited Consolidated Pro Forma Financial Information


     The unaudited pro forma consolidated financial information set forth below, which is based upon management's assumptions and includes adjustments as described in the notes which follow, should be read in conjunction with the historical financial statements and notes of the Registrant. On February 10, 1998, National Australia Bank, LTD (the "National") acquired HomeSide International, Inc. and its indirect wholly owned subsidiary, HomeSide Lending, Inc. The Unaudited Pro Forma Balance Sheet set forth below gives effect to the merger with the National (the "Merger"), the acquisition of certain assets from Mortgage Corporation (the "Banc One acquisition") and the issuance of $200 million in medium-term notes to finance the Banc One acquisition as though such transactions occurred as of February 10, 1998, while the Unaudited Pro Forma
Consolidated Income Statements set forth below gives effect to the these transactions as though the transaction occurred at the beginning of the period presented. The unaudited pro forma consolidated financial information does not purport to represent the results that actually would have occurred if the transactions had in fact occurred on such date or to project the results that may be achieved in the future.



                                                   HomeSide Lending, Inc.
                                                    Unaudited Pro Forma
                                                 Consolidated Balance Sheet
                                                     February 10, 1998
                                                   (dollars in millions)
                                                                                                     Banc One
                                                                           NAB Merger              Aquisition
                                                         HomeSide           Pro Forma              Pro Forma               HomeSide
                                                      Historical (a)       Adjustments (b)         Adjustments (b)         Pro Forma
                                                   ---------------------------------------------------------------------------------
Cash and cash equivalents                                       $32.1            $5.6  (c)            $  -                   $37.7
Mortgage loans held for sale, net                             1,292.4               -                    -                 1,292.4
Mortgage servicing rights, net                                1,766.4               -                  191.7 (k)           1,958.1
Accounts receivable, net                                        227.3               -                   15.6 (k)             242.9
Early pool buyout advances                                      374.1               -                      -                 374.1
Premises and equipment, net                                      42.0           (13.3) (d)                 -                  28.7
Goodwill                                                          9.0           685.0  (e)              11.2 (l)             705.2
Other assets                                                    116.0           (13.1) (f)                 -                 102.9
                                                   -------------------   ------------------    --------------------    ------------
Total Assets                                                 $3,859.3          $664.2                 $218.5              $4,742.0
                                                   ===================  ==================     ====================    =============

Notes payable                                                $2,075.0               -                $     -              $2,075.0
Accounts payable and accrued liabilities                        135.8            43.7  (g)              18.5 (m)             198.0
Deferred income taxes                                           197.2           (27.0) (h)                 -                 170.2
Long-term debt                                                  770.5             6.0  (i)             200.0 (n)             976.5
                                                   -------------------  ------------------     --------------------    -------------
Total Liabilities                                             3,178.5            22.7                  218.5               3,419.7


Common Stock:
    Common stock, $1.00 par value,
         10,000 shares authorized and 100
        shares issued and outstanding, all
        pledged as second priority
        collateral on the long-term debt of
        the Parent
Additional paid-in capital                                      573.1           749.2  (j)                 -               1,322.3
Retained earnings                                               107.7          (107.7) (j)                 -                     -
                                                   -------------------  ------------------     --------------------    -------------
Total Stockholder's Equity                                      680.8           641.5                      -               1,322.3
                                                   -------------------  ------------------     --------------------   --------------
Total Liabilities and Stockholder's Equity                   $3,859.3       $   664.2                 $218.5              $4,742.0
                                                   ===================  ==================     ====================   ==============


                                     (consolidated footnotes on following page)

HOMESIDE LENDING, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Reflects HomeSide Lending, Inc.'s audited consolidated balance sheet at February 10, 1998.

     (b) Reflects pro forma adjustments related to the Merger and the Banc One acquisition as if these transactions occurred on February 10, 1998. The adjustments apply the purchase accounting adjustments required to reflect the effects of the Merger and Banc One acquisition. The values of assets and liabilities have been adjusted to reflect the allocation of the purchase prices. The purchase prices in excess of the fair value of net assets acquired has been recorded as goodwill.

(c) Reflects net cash received for outstanding stock options and compensation expenses related to the closing of the Merger.

(d) Reflects the mark to market of premises and equipment as part of the allocation of the Merger purchase price to assets and liabilities.

(e) Goodwill of $9.0 million from previous transactions has been eliminated. Goodwill of $685.0 million has been recorded by HomeSide Lending in respect of the Merger.

(f) Reflects the elimination of unamortized debt issue costs of $13.1 million as a result of the Merger.

(g) Reflects accrued transaction costs related to the Merger and the mark to market of certain liabilities as part of the allocation of the purchase price to assets and liabilities.

(h) Reflects the net tax effect of the changes in bases of assets and liabilities as a result of the application of purchase accounting for the Merger.

(i) Reflects the allocation of the purchase price of the Merger to long term debt.

(j) Reflects the purchase price relating to HomeSide Lending and consequent impact of the Merger on consolidated stockholder's equity.

(k) Reflects the fair value of mortgage servicing rights and account receivable purchased from Banc One.

(l) Goodwill of $11.2 million has been recorded in respect of the Banc One acquisition.

(m) Reflects accrued transaction costs and lease payable related to the Banc One acquisition.

(n) Reflects the proposed issuance of medium-term notes to fund the Banc One acquisition.




                             HomeSide Lending, Inc.
                               Unaudited Pro Forma
                          Consolidated Income Statement
             For the Period from March 1, 1997 to February 10, 1998
                              (dollars in millions)


                                                                                                Banc One
                                                                       NAB Merger            Acquisition
                                                  HomeSide             Pro Forma               Pro Forma                 HomeSide
                                                 Historical         Adjustments (b)         Adjustments (b)             Pro Forma
                                                    (a)
                                            --------------------    -------------------    -------------------      ----------------
Revenues:

Mortgage servicing fees                      $     393.3              $      -                $   53.4   (f)            $    446.7
Amortization of mortgage servicing rights         (207.5)                    -                   (38.8)  (f)                (246.3)
    Net servicing revenue                     ----------------       -----------------      ------------------       ---------------
                                                   185.8                     -                    14.6                       200.4

Interest income                                     97.1                     -                    11.1   (g)                 108.2
Interest expense                                   (81.8)                    -                    (9.9)  (h)                 (91.7)
                                            --------------------    ------------------------------------------      ----------------
     Net interest revenue                           15.3                     -                     1.2                        16.5


Net mortgage origination revenue                    85.2                     -                     4.9   (i)                  90.1
Other income                                         1.6                     -                       -                         1.6
                                            --------------------    ------------------------------------------      ----------------
     Total Revenues                                287.9                     -                    20.7                       308.6

Expenses:

Salaries and employee benefits                      75.4                     -                     7.0   (j)                  82.4
Occupancy and equipment                             15.4                  (0.4) (c)                  -                        15.0
Servicing losses on investor-owned loans
     and foreclosure-related expenses               22.0                     -                       -                        22.0
Other expenses                                      38.2                  34.5  (d)                2.8   (k)                  75.5
                                            --------------------    ------------------------------------------      ----------------
     Total Expenses                                151.0                  34.1                     9.8                       194.9

Income before income taxes                         136.9                 (34.1)                   10.9                       113.7
Income tax expense (benefit)                        53.4                   (.2) (e)                4.3   (l)                  57.5
                                            --------------------    ------------------------------------------      ----------------
Net Income                                      $   83.5                $(33.9)                 $  6.6                     $  56.2
                                            ====================    ===================    ===================      ================







                   (consolidated footnotes on following pages)

HOMESIDE LENDING, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

     (a) Reflects HomeSide Lending's historical audited consolidated income statement for the period March 1, 1997 to February 10, 1998.

     (b) Reflects pro forma adjustments related to the Merger and Banc One acquisition as if such transactions occurred at the beginning of the period presented. The adjustments apply the purchase accounting adjustments required to reflect the effects of the transactions. The values of assets and liabilities have been adjusted to reflect the allocation of the purchase prices. The purchase prices in excess of the fair value of net assets acquired have been recorded as goodwill.

     (c) The depreciation expense included in occupancy and equipment expenses have been adjusted to reflect the adjusted fair value of premises and equipment as of the closing date of the Merger.

     (d) Other expenses have been adjusted to reflect amortization of goodwill arising from the Merger.

     (e)  Adjusts  the  income  tax  expense  to  HomeSide   Lending's  expected
          effective tax rate after the Merger.

     (f) Reflects servicing fee income and amortization of servicing rights acquired in the Banc One acquisition.

     (g) Reflects interest earned on loans held for sale as a result of the Banc One acquisition.

     (h) Reflects interest expense from the borrowing to fund the net assets purchased from Banc One through the issuance of medium-term notes, offset by a reduction in interest expense from credits received from lending institutions.

     (i) Reflects origination revenue generated by the loan production of Banc One through the Preferred Seller arrangement.

     (j) Reflects increases of $6.3 million and $0.7 million, respectively, in loan servicing and loan production salaries expense as a result of the Banc One acquisition.

     (k) Reflects other operating expenses related to the Banc One acquisition of $2.3 million and $0.5 million in amortization of goodwill arising from the Banc One acquisition.

     (l) Adjusts income tax expense for the effective tax rate after the Banc One acquisition.

                                   Signatures


Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         HomeSide Lending, Inc.
                                            (Registrant)


Date:  May 15,  1998                     By:_/s/Robert J. Jacobs_______________
       --------------------
                                         Robert J. Jacobs
                                         Director, Secretary and General Counsel